Investor Relations Contact: Heather Davis 952.540.2095

Buffalo Wild Wings, Inc. Announces
Third Quarter Earnings per Share of $1.17 and
Adjusted Earnings per Share of $1.36

Increasing 2017 Forecasted GAAP EPS to $4.30 to $4.60 and Adjusted EPS to $4.85 to $5.15
Minneapolis, Minnesota, October 25, 2017 – Buffalo Wild Wings, Inc. (NASDAQ: BWLD) announced today financial results for the third quarter ended September 24, 2017.

Key metrics for the third quarter, versus the same period a year ago, were:

•	Total revenue increased 0.5% to $496.7 million.

•	Company-owned restaurant sales increased 0.5% to $473.0 million.

•	Same-store sales decreased 2.3% at company-owned restaurants and 3.2% at franchise locations.

•	Net earnings decreased 19.7% to $18.2 million from $22.7 million, and earnings per diluted share decreased 5.4% to $1.17 from $1.23.

•	Adjusted net earnings decreased 10.7% to $21.2 million from $23.7 million, and adjusted earnings per diluted share increased 5.4% to $1.36 from $1.29.

Sally Smith, President and Chief Executive Officer, commented, "Our teams are executing on the cost initiatives of our fiscal fitness program and we exceeded our goal in the third quarter.  These savings helped deliver adjusted income from operations above our expectations. The recent Tuesday promotion shift from traditional to boneless wings at company-owned restaurants will continue to improve cost of sales while traditional wing prices remain elevated. Combined with our cost savings initiatives and service excellence focus, we are optimistic these actions will deliver an improving bottom line."

Revenue

•
Total revenue increased $2.5 million to $496.7 million in the third quarter, compared to $494.2 million in the third quarter of 2016. Revenue includes the recognition of $2.9 million of deferred revenue, as the company established an initial breakage estimate for the Blazin' Rewards loyalty program.

•	Company-owned restaurant sales for the third quarter increased 0.5% over the same period in 2016 to $473.0 million, driven by 21 additional company-owned restaurants.

•	Franchise royalties and fees increased 1.0% to $23.7 million for the quarter, versus $23.5 million in the third quarter of 2016, driven by 31 additional franchised restaurants.

Expenses

•	Cost of sales for the third quarter was 30.8% of restaurant sales, compared to 28.9% in the quarter last year, driven by higher traditional chicken wing prices.

◦
Traditional wings were $2.16 per pound in the third quarter, representing a $0.44 increase, or 25.6% above last year's third quarter average of $1.72. Traditional wings as a percent of cost of sales was 28.8% in the third quarter.

•
Cost of labor for the third quarter was 31.4% of restaurant sales, 70 basis points lower than third quarter last year, driven primarily by 40 basis points of favorable hourly labor, 50 basis points from an out-of-period benefits adjustment, partially offset by wage inflation.

•	Restaurant operating expenses as a percentage of restaurant sales were 15.2%, 40 basis points lower than third quarter of 2016, driven by favorable insurance and repair and maintenance expenses.

•	Occupancy costs were 6.0% as a percentage of restaurant sales, 20 basis points higher compared to the same quarter last year based on sales deleveraging.

•	Restaurant-level profit was $78.5 million, or 16.6%, of restaurant sales, compared to $82.8 million, or 17.6%, in the third quarter last year.

•	Depreciation and amortization expense for the third quarter was $37.8 million, decreasing 1.5% from the prior year.

•	General and administrative expenses were $31.1 million in the third quarter, decreasing 3.8% from the same period last year, due to decreased salaries and travel expenses.

◦	Stock-based compensation was $2.4 million in the third quarter, compared to $0.3 million of expense in the prior year, which included a reversal of previously recognized expense.

•	Total savings achieved from the company's fiscal fitness program in the third quarter were $9.2 million and $15.3 million year-to-date in 2017.

•	Preopening expenses for the quarter totaled $0.9 million, versus $1.5 million in the third quarter last year, due to 4 openings this year versus 9 last year.

•
Loss on asset disposal for the third quarter totaled $4.1 million, compared to last year of $1.4 million. The 2017 expense includes impairment of two restaurants totaling $2.2 million and the write-off of prepaid software licenses of approximately $1 million.

•	Interest expense was $3.8 million in the third quarter, compared to $0.9 million in the prior year period.

•	The effective tax rate during the quarter was 27.3%, compared to 30.4% in the prior year, due to the benefit of employee tax credits.

Earnings

•
Income from operations was $28.4 million in the third quarter, or 5.7% of total revenue, compared to $32.8 million and 6.6% in the prior year. For the year to date period, income from operations was $71.6 million, or 4.7% of total revenue, compared to $114.9 million and 7.7% in the prior year.

•
Adjusted income from operations was $32.5 million in the third quarter, or 6.6% of total revenue, versus $34.4 million and 7.0% in the same quarter of 2016. For the year to date period, adjusted income from operations was $88.5 million, or 5.8% of total revenue, versus $119.6 million and 8.0% in 2016.

•
Net earnings decreased 19.7% to $18.2 million in the third quarter, versus $22.7 million in the third quarter of 2016. For the year to date period, net earnings decreased 38.7% to $48.5 million, versus $79.1 million in 2016.

•
Earnings per diluted share were $1.17, compared to third quarter 2016 earnings per diluted share of a $1.23. Earnings per diluted share decreased 29.7% to $2.98 for the year to date period, compared to $4.24 in the same period last year.

•
Adjusted earnings per diluted share were $1.36, compared to third quarter 2016 adjusted earnings per diluted share of $1.29. Adjusted earnings per diluted share for the year to date period decreased 21.5% to $3.47, compared to $4.42 in the same period last year.

Balance Sheet

•	Cash totaled $30.7 million at the end of the third quarter.

•	The revolving credit facility had an outstanding balance of $385 million as of the end of the quarter.

Cash Flow

•
Cash flow from operations was $43.2 million for the quarter, a 33.1% decrease over the third quarter last year. For the year-to-date period, cash flow from operations was $141.9 million, a 33.7% decrease over 2016.

•	Capital expenditures in the quarter were $25.0 million compared to $47.2 million in the prior year.

•
Free cash flow in the third quarter was $18.2 million, compared to $17.3 million in the prior year. Free cash flow in the year to date period was $82.4 million, compared to $96.1 million in the same period of the prior year.

2017 Outlook

The company expects approximately the following new unit development in 2017:

•	14 company-owned Buffalo Wild Wings restaurants in the United States, with 5 in the fourth quarter

•	15 franchised Buffalo Wild Wings locations in the United States, with 3 in the fourth quarter

•	20 franchised Buffalo Wild Wing locations internationally, with 10 in the fourth quarter

•	2 company-owned and 10 franchised R Taco restaurants

The company expects the following in 2017:

•	Same-store sales growth of approximately -1.5%

•	Traditional chicken wing inflation of 10% to 11%

•	Depreciation and amortization expense of $151 to $152 million

•	General and administrative expense of $133 to $135 million, including stock-based compensation of $8 to $9 million

•	Interest expense of approximately $14 million

•	Earnings per diluted share of $4.30 to $4.60

•	Adjusted earnings per diluted share of $4.85 to $5.15

•	Capital expenditures of approximately $80 million

Buffalo Wild Wings will be hosting a conference call today, October 25, 2017 at 4:00 p.m. Central Daylight Time to discuss these results. There will be a simultaneous webcast conducted at our investor website IR.BuffaloWildWings.com.

A replay of the call will be available until November 1, 2017. To access this replay, please dial 1-412-317-6671 password 8206882.

About the Company

Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, is a growing owner, operator and franchisor of Buffalo Wild Wings® restaurants featuring a variety of boldly-flavored, made-to-order menu items including its namesake Buffalo, New York-style chicken wings. The Buffalo Wild Wings menu specializes in 21 mouth-watering signature sauces and seasonings with flavor sensations ranging from Sweet BBQ™ to Blazin’®. Guests enjoy a welcoming neighborhood atmosphere that includes an extensive multi-media system for watching their favorite sporting events. Buffalo Wild Wings is the recipient of hundreds of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently more than 1,240 Buffalo Wild Wings locations around the world.

To stay up-to-date on all the latest events and offers for sports fans and wing lovers, like Buffalo Wild Wings on Facebook, follow @BWWings on Twitter and visit www.BuffaloWildWings.com.

Forward-looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements relate to our future financial and restaurant performance measures and growth goals, including but not limited to those relating to our fourth quarter trends, projected unit and net earnings growth rates, projected capital expenditures and expected adjustments to the same. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are based upon the current beliefs and expectations of our management. We have attempted to identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “scheduled,” or “will” or the negative of these terms or other comparable terminology. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, our ability to achieve and manage our planned expansion, the ability of our franchisees to open and manage new restaurants, market acceptance in the new geographic regions we enter (particularly international locations), success of acquired restaurants, success of investments in new or emerging concepts, unforeseen obstacles in developing nontraditional sites or non-U.S. locations, our ability to obtain and maintain licenses and permits necessary to operate our existing and new restaurants, our franchisees’ adherence to our system standards, the cost of commodities such as traditional chicken wings, supply chain consistency, the success of our key initiatives and our advertising and marketing campaigns, our ability to control restaurant labor and other restaurant operating costs, the continued service of key management personnel, our ability to protect our name and logo and other proprietary information, economic conditions (including changes in consumer preferences or consumer discretionary spending), the impact of federal, state or local government regulations relating to our employees, the sale of food and alcoholic beverages, the effect of competition in the restaurant industry, and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission, including the factors described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, as updated in subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.
# # #

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollar and share amounts in thousands except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Revenue:
Restaurant sales	$472,956	470,648	1,457,826	1,421,142
Franchise royalties and fees	23,744	23,519	73,617	71,460
Total revenue	496,700	494,167	1,531,443	1,492,602
Costs and expenses:
Restaurant operating costs:
Cost of sales	145,645	136,185	458,360	418,488
Labor	148,417	150,813	463,775	449,317
Operating	71,981	73,435	224,149	211,295
Occupancy	28,439	27,396	85,028	81,324
Depreciation and amortization	37,766	38,345	114,746	113,847
General and administrative	31,054	32,264	102,961	93,750
Preopening	856	1,490	2,360	5,191
Loss on asset disposals and impairment	4,118	1,393	8,474	4,489
Total costs and expenses	468,276	461,321	1,459,853	1,377,701
Income from operations	28,424	32,846	71,590	114,901
Interest expense	3,814	885	9,506	2,571
Other income	(203)	(357)	(4,983)	(196)
Earnings before income taxes	24,813	32,318	67,067	112,526
Income tax expense	6,775	9,814	18,993	33,799
Net earnings including noncontrolling interests	18,038	22,504	48,074	78,727
Net loss attributable to noncontrolling interests	(142)	(147)	(437)	(399)
Net earnings attributable to Buffalo Wild Wings	$18,180	22,651	48,511	79,126
Earnings per common share – basic	$1.17	1.24	2.99	4.25
Earnings per common share – diluted	$1.17	1.23	2.98	4.24
Weighted average shares outstanding – basic	15,502	18,296	16,216	18,609
Weighted average shares outstanding – diluted	15,572	18,353	16,269	18,650

The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:

	Three months ended		Nine months ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Revenue:
Restaurant sales	95.2%	95.2%	95.2%	95.2%
Franchise royalties and fees	4.8	4.8	4.8	4.8
Total revenue	100.0	100.0	100.0	100.0
Costs and expenses:
Restaurant operating costs:
Cost of sales	30.8	28.9	31.4	29.4
Labor	31.4	32.0	31.8	31.6
Operating	15.2	15.6	15.4	14.9
Occupancy	6.0	5.8	5.8	5.7
Depreciation and amortization	7.6	7.8	7.5	7.6
General and administrative	6.3	6.5	6.7	6.3
Preopening	0.2	0.3	0.2	0.3
Loss on asset disposals and impairment	0.8	0.3	0.6	0.3
Total costs and expenses	94.3	93.4	95.3	92.3
Income from operations	5.7	6.6	4.7	7.7
Interest expense	0.8	0.2	0.6	0.2
Other income	0.0	(0.1)	(0.3)	0.0
Earnings before income taxes	5.0	6.5	4.4	7.5
Income tax expense	1.4	2.0	1.2	2.3
Net earnings including noncontrolling interests	3.6	4.6	3.1	5.3
Net loss attributable to noncontrolling interests	(0.0)	(0.0)	(0.0)	(0.0)
Net earnings attributable to Buffalo Wild Wings	3.7%	4.6%	3.2%	5.3%

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(unaudited)

	September 24, 2017	December 25, 2016
Assets
Current assets:
Cash	$30,685	49,266
Accounts receivable, net of allowance of $251	42,380	34,225
Inventory	14,688	16,532
Prepaid expenses	10,126	9,075
Refundable income taxes	2,109	1,018
Restricted assets	23,314	66,471
Total current assets	123,302	176,587

Property and equipment, net	541,706	592,806
Reacquired franchise rights, net	109,035	118,973
Other assets	39,215	41,625
Goodwill	117,228	117,228
Total assets	$930,486	1,047,219

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$6,892	3,089
Accounts payable	40,857	45,797
Accrued compensation and benefits	33,982	47,304
Accrued expenses	31,043	32,347
Current portion of long-term debt and capital lease obligations	4,627	3,745
Current portion of deferred lease credits	4,736	873
System-wide payables	54,570	108,814
Total current liabilities	176,707	241,969

Long-term liabilities:
Other liabilities	16,828	16,109
Deferred income taxes	12,937	21,588
Long-term debt and capital lease obligations, net of current portion	420,376	205,312
Deferred lease credits, net of current portion	40,803	44,341
Total liabilities	667,651	529,319

Commitments and contingencies
Stockholders’ equity:
Undesignated stock, 1,000,000 shares authorized, none issued	—	—
Common stock, no par value. Authorized 44,000,000 shares; issued and outstanding 15,512,253 and 17,462,465 shares, respectively	142,657	147,234
Retained earnings	124,314	374,683
Accumulated other comprehensive loss	(3,560)	(3,878)
Total stockholders’ equity	263,411	518,039
Noncontrolling interests	(576)	(139)
Total equity	262,835	517,900
Total liabilities and equity	$930,486	1,047,219

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(unaudited)

	Nine months ended
	September 24, 2017	September 25, 2016
Cash flows from operating activities:
Net earnings including noncontrolling interests	$48,074	78,727
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation and amortization	114,746	113,847
Loss on asset disposals and impairment	8,474	4,489
Deferred lease credits	2,095	4,095
Deferred income taxes	(8,958)	962
Stock-based compensation	6,465	2,453
Excess tax benefit from stock issuance	—	57
Change in fair value of contingent consideration	359	(1,591)
Gain on sale of investment in affiliate	(5,692)	—
Loss on investments in affiliate	1,488	1,904
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(11,042)	(5,025)
Inventory	1,872	1,954
Prepaid expenses	(1,496)	(1,273)
Other assets	(1,777)	(4,450)
Deferred revenue	3,803	477
Accounts payable	(3,030)	6,465
Income taxes	(1,091)	20,991
Accrued expenses	(12,365)	(10,145)
Net cash provided by operating activities	141,925	213,937
Cash flows from investing activities:
Acquisition of property and equipment	(59,552)	(117,850)
Acquisition of businesses	—	(3,862)
Purchase of marketable securities	—	(488)
Proceeds from marketable securities	—	1,205
Proceeds from sale of investment in affiliate	8,126	—
Net cash used in investing activities	(51,426)	(120,995)
Cash flows from financing activities:
Proceeds from revolving credit facility	370,000	464,521
Repayments of revolving credit facility	(155,000)	(440,448)
Borrowings from (payments to) restricted funds	(9,468)	1,478
Repurchases of common stock	(312,249)	(105,852)
Other financing activities	(2,347)	(1,557)
Issuance of common stock	3,514	2,199
Excess tax benefit from stock issuance	—	(57)
Tax payments for restricted stock units	(3,861)	(9,317)
Net cash used in financing activities	(109,411)	(89,033)
Effect of exchange rate changes on cash	331	(371)
Net increase (decrease) in cash	(18,581)	3,538
Cash at beginning of period	49,266	11,220
Cash at end of period	$30,685	14,758

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information
Restaurant Count
Company-owned Restaurants (includes Buffalo Wild Wings, R Taco, and Buffalo Wild Wings-owned PizzaRev locations):

	Q1	Q2	Q3	Q4
2017	634	635	638
2016	603	609	617	631
2015	501	517	573	596
2014	443	449	463	491
2013	397	407	415	434

Franchised Restaurants (includes Buffalo Wild Wings and R Taco locations):

	Q1	Q2	Q3	Q4
2017	616	624	633
2016	587	596	602	609
2015	593	593	569	579
2014	569	579	588	591
2013	514	525	534	559

Restaurant Count Rollforward:

	Nine Months Ended
	September 24, 2017			September 25, 2016
	Corporate	Franchise	Total	Corporate	Franchise	Total
Buffalo Wild Wings
Beginning of period	621	602	1,223	590	573	1,163
Opened	9	22	31	19	25	44
Acquired	—	—	—	1	(1)	—
Closed/Relocated	(2)	(5)	(7)	(2)	(2)	(4)
End of period	628	619	1,247	608	595	1,203
R Taco
Beginning of period	8	7	15	4	6	10
Opened	2	7	9	3	1	4
Acquired	—	—	—	—	—	—
Closed/Relocated	—	—	—	—	—	—
End of period	10	14	24	7	7	14
PizzaRev
Beginning of period	2	n/a	2	2	n/a	2
Opened	—	n/a	—	—	n/a	—
Acquired	—	n/a	—	—	n/a	—
Closed/Relocated	(2)	n/a	(2)	—	n/a	—
End of period	—	n/a	—	2	n/a	2
Consolidated
End of the period	638	633	1,271	617	602	1,219

BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information

Same-Store Sales at Buffalo Wild Wings in United States and Canada
Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2017	0.5%	(1.2%)	(2.3%)
2016	(1.7%)	(2.1%)	(1.8%)	(4.0%)	(2.4%)
2015	7.0%	4.2%	3.9%	1.9%	4.2%
2014	6.6%	7.7%	6.0%	5.9%	6.5%
2013	1.4%	3.8%	4.8%	5.2%	3.9%

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2017	0.6%	(2.1%)	(3.2%)
2016	(2.4%)	(2.6%)	(1.6%)	(3.9%)	(2.7%)
2015	6.0%	2.5%	1.2%	0.1%	2.5%
2014	5.0%	6.5%	5.7%	5.1%	5.6%
2013	2.2%	4.1%	3.9%	3.1%	3.3%

Average Weekly Sales Volumes at Buffalo Wild Wings locations in United States and Canada

Company-owned Restaurants:

	Q1	Q2	Q3	Q4	Year
2017	$62,970	58,912	57,930
2016	62,829	59,894	59,690	59,120	60,366
2015	64,851	61,960	61,831	61,971	62,529
2014	60,966	59,403	59,643	62,119	60,470
2013	56,953	54,759	55,592	58,204	56,392

Franchised Restaurants:

	Q1	Q2	Q3	Q4	Year
2017	$65,713	61,217	59,964
2016	65,636	62,454	61,497	61,397	62,662
2015	67,075	63,904	62,819	64,032	64,474
2014	63,852	61,845	61,586	63,949	62,595
2013	60,050	58,186	58,926	61,167	59,594

Restaurant-Level Profit and Restaurant-Level Margin
Restaurant-level profit and restaurant-level margin are neither required by, nor presented in accordance with U.S. GAAP and are non-GAAP financial measures. Restaurant-level profit is defined restaurant sales less restaurant operating costs (cost of sales, labor, operating, and occupancy expense). Restaurant-level margin is defined as restaurant-level profit as a percentage of restaurant sales. Restaurant-level profit and restaurant-level margin have limitations as analytical tools, and should not be evaluated in isolation or as substitutes for analysis of results as reported under U.S. GAAP. Management believes the restaurant-level profit and restaurant-level margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant-level profit and restaurant-level margin as key performance indicators to evaluate the profitability of company-owned restaurants.
A reconciliation of restaurant sales to restaurant-level margin is provided below:

	Three months ended		Nine months ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Restaurant sales	$472,956	470,648	1,457,826	1,421,142
Restaurant operating costs	394,482	387,829	1,231,312	1,160,424
Restaurant-level profit	78,474	82,819	226,514	260,718
Restaurant-level margin	16.6%	17.6%	15.5%	18.3%

EBITDA

Earnings before interest, taxes, and depreciation and amortization (EBITDA) is not required by, nor presented in accordance with U.S. GAAP and is a non-GAAP financial measure. The Company defines EBITDA as net earnings including non-controlling interests plus interest expense, income tax expense, and depreciation and amortization. EBITDA has limitations as an analytical tool, and should not be evaluated in isolation or as a substitute for analysis of results as reported under U.S. GAAP. Management utilizes this metric as a basis for evaluating our ongoing operations, and believes investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations, without the effects of interest, taxes, and depreciation and amortization.

A reconciliation of net earnings including noncontrolling interests to EBITDA is provided below:

	Three months ended		Nine months ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Net earnings including noncontrolling interests	$18,038	22,504	48,074	78,727
Income tax expense	6,775	9,814	18,993	33,799
Interest expense	3,814	885	9,506	2,571
Depreciation and amortization	37,766	38,345	114,746	113,847
EBITDA	$66,393	71,548	191,319	228,944

Adjusted Net Earnings and Adjusted Earnings per Diluted Share (Adjusted EPS)

Adjusted net earnings and adjusted earnings per diluted share are not required by, nor presented in accordance with U.S. GAAP and are non-GAAP financial measures. The Company defines adjusted earnings diluted per share as adjusted net earnings attributable to Buffalo Wild Wings divided by our weighted diluted average shares outstanding. Adjusted net earnings attributable to Buffalo Wild Wings is calculated as earnings before income taxes plus loss on asset disposals and impairment (excluding store closing reserve costs), proxy costs for contested election, advisory and consulting fees, restructuring costs, acquisition costs, and divestiture costs less gain on sale of investment in affiliate. This amount is then adjusted for an estimated income tax expense and net earnings (loss) attributable to noncontrolling interests. Adjusted net earnings and adjusted earnings per diluted share have limitations as analytical tools, and should not be evaluated in isolation or as a substitute for analysis of results as reported under U.S. GAAP. Management utilizes these metrics as a basis for evaluating our ongoing operations, and believes investors' understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations, without the effects of certain non-recurring or non-cash items. Excluding loss on asset disposals and impairment, all adjustments to earnings before income taxes are considered non-recurring.

	Three months ended		Nine months ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Earnings before income taxes (a)	$24,813	32,318	67,067	112,526
Loss on asset disposals and impairment (b)	4,118	1,352	8,379	4,415
Proxy costs for contested election (c)	—	178	5,901	178
Advisory and consulting fees, and restructuring(d)	—	—	2,502	—
Gain on sale of investment in affiliate (e)	—	—	(5,692)	—
Acquisition costs (f)	—	—	—	145
Divestiture costs (g)	—	—	80	—
Adjusted earnings before income taxes	28,931	33,848	78,237	117,264
Estimated income tax expense (h)	7,899	10,279	22,156	35,222
Adjusted earnings including noncontrolling interests	21,032	23,569	56,081	82,042
Net earnings (loss) attributable to noncontrolling interests (a)	(142)	(147)	(437)	(399)
Adjusted net earnings attributable to Buffalo Wild Wings	$21,174	23,716	56,518	82,441
Weighted average shares outstanding – diluted (a)	15,572	18,353	16,269	18,650
Adjusted earnings per diluted share	$1.36	1.29	3.47	4.42
(a) Equals the amounts shown on our consolidated statements of earnings.
(b) Consists of loss on asset disposals and impairments, excluding store closing reserve costs of $0 and $41, for the three-month periods ended September 24, 2017 and September 25, 2016, respectively. Consists of loss on asset disposals and impairments, excluding store closing reserve costs of $95 and $74, for the nine-month periods ended September 24, 2017 and September 25, 2016, respectively.
(c) Consists of costs related to the advisory fees and preparation of proxy materials in a contested election for the board of directors.
(d) Consists of costs related to consulting services pertaining to the identification of best practices and improving efficiencies, and organizational restructuring costs.
(e) Consists of the gain recorded from the sale of our investment in affiliate, Pie Squared Holdings.
(f) Consists of costs associated with an acquisition of a franchise-owned store.
(g) Consists of costs associated with the proposed divestiture of company-owned stores.
(h) Our effective tax rates for the three-month periods ended September 24, 2017 and September 25, 2016 were 27.3% and 30.4%, respectively. Our effective tax rates for the nine-month periods ended September 24, 2017 and September 25, 2016 were 28.3% and 30.0%, respectively. The calculated estimated income tax expense is based on these rates.

Adjusted Income from Operations

Adjusted income from operations is not required by, nor presented in accordance with U.S. GAAP and is a non-GAAP financial measure. The Company defines adjusted income from operations as income from operations plus loss on asset disposals and impairment (excluding store closing reserve costs), proxy costs for contested election, advisory and consulting fees, restructuring costs, acquisition costs, and divestiture costs. Adjusted income from operations has limitations as an analytical tool, and should not be evaluated in isolation or as a substitute for analysis of results as reported under U.S. GAAP. Management utilizes this metric for incentive compensation and as a basis evaluating our ongoing operations, and believes investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations, without the effects of certain non-recurring or non-cash items. Excluding loss on asset disposals and impairment, all adjustments to income from operations are considered non-recurring.

	Three months ended		Nine months ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Income from operations (a)	$28,424	32,846	71,590	114,901
Loss on asset disposals and impairment (b)	4,118	1,352	8,379	4,415
Proxy costs for contested election (c)	—	178	5,901	178
Advisory and consulting fees, and restructuring(d)	—	—	2,502	—
Acquisition costs (e)	—	—	—	145
Divestiture costs (f)	—	—	80	—
Adjusted income from operations	32,542	34,376	88,452	119,639
(a) Equals the amounts shown on our consolidated statements of earnings.
(b) Consists of loss on asset disposals and impairments, excluding store closing reserve costs of $0 and $41, for the three-month periods ended September 24, 2017 and September 25, 2016, respectively. Consists of loss on asset disposals and impairments, excluding store closing reserve costs of $95 and $74, for the nine-month periods ended September 24, 2017 and September 25, 2016, respectively.
(c) Consists of costs related to the advisory fees and preparation of proxy materials in a contested election for the board of directors.
(d) Consists of costs related to consulting services pertaining to the identification of best practices and improving efficiencies, and organizational restructuring costs.
(e) Consists of costs associated with an acquisition of a franchise-owned store.
(f) Consists of costs associated with the proposed divestiture of company-owned stores.

Free Cash Flow

Free cash flow is not required by, nor presented in accordance with U.S. GAAP and is a non-GAAP financial measure. The Company defines free cash flow as net cash provided operating activities minus acquisition of property and equipment. Free cash flow has limitations as an analytical tool, and should not be evaluated in isolation or as a substitute for analysis of results as reported under U.S. GAAP. Management utilizes this metric, and also believes investors' understanding of our performance is enhanced by including this non-GAAP financial measure, as a basis for evaluating our cash flow available after capital expenditures.

	Nine months ended
	September 24, 2017	September 25, 2016
Net cash provided by operating activities	$141,925	213,937
Acquisition of property and equipment	(59,552)	(117,850)
Free cash flow	$82,373	96,087

Adjusted Earnings per Diluted Share Forecast

Adjusted earnings per diluted share is not required by, nor presented in accordance with U.S. GAAP and is a non-GAAP financial measure. The Company defines adjusted earnings per diluted share as diluted earnings per share on a U.S. GAAP basis, plus diluted earnings per share impacts of loss on tangible and intangible asset disposals and impairment, costs related to the advisory fees and preparation of proxy materials in a contested election for the board of directors, and costs related to consulting services pertaining to the identification of best practices and improving efficiencies. Adjusted earnings per diluted share has limitations as an analytical tool, and should not be evaluated in isolation or as a substitute for analysis of results as reported under U.S. GAAP. Management utilizes this metric to forecast and evaluate our ongoing operations, and believes investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for forecasting and evaluating our ongoing results of operations, without the effects of certain non-recurring or non-cash items. Excluding loss on asset disposals and impairment, all adjustments to earnings before income taxes are considered non-recurring.

	Twelve months ending December 31, 2017
	Low Projection	High Projection
Earnings per diluted share forecast (a)	$4.30	4.60
Loss on asset disposals and impairment (b)	0.43	0.43
Proxy costs for contested election(c)	0.26	0.26
Advisory and consulting fees, and restructuring costs (d)	0.11	0.11
Gain on sale of investment in affiliate (e)	(0.25)	(0.25)
Adjusted earnings per diluted share forecast (f)	$4.85	5.15

(a) Equals the projected earnings per diluted share on a U.S. GAAP basis for fiscal year 2017.
(b) Consists of the projected earnings per diluted share impact of our loss on tangible and intangible asset disposals and impairment for fiscal year 2017.
(c) Consists of the projected earnings per diluted share impact of costs related to the advisory fees and preparation of proxy materials in a contested election for the board of directors.
(d) Consists of the projected earnings per diluted share impact of costs related to consulting services pertaining to the identification of best practices and improving efficiencies, and organizational restructuring costs for fiscal year 2017.
(e) Consists of the projected earnings per diluted share impact of the gain recorded from the sale of our investment in affiliate, Pie Squared Holdings.
(f) This estimate assumes diluted weighted average shares outstanding of 16,112 for fiscal year 2017.